Filed Pursuant to Rule 424(b)(3)

Registration No. 333-286437

PROSPECTUS

6,402,818 Shares of Common Stock

This prospectus relates to the sale or other disposition by the selling stockholders identified herein or their transferees (the “Selling Stockholders”) of up to 6,402,818 shares of common stock, par value $0.0001 per share, of SmartKem, Inc., consisting of:

(i)	169,784 shares of our common stock issued in our private placement offering that closed on December 20, 2024 (the “PIPE”);

(ii)	930,215 shares of our common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE;

(iii)	2,549,996 shares of our common stock issuable upon the exercise of Class D Common warrants (the “Class D Warrants”) issued in (x) the PIPE and (y) the registered direct offering and concurrent private placement that closed on December 20, 2024 (the “RD Offering” and together with the PIPE, the “Offerings”), including shares of our common stock issuable upon the exercise of pre-funded warrants into which the Class D Warrants are exercisable in certain circumstances;

(iv)	127,499 shares of our common stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to Craig-Hallum Capital Group LLC, our placement agent in connection with the Offerings;

(v)	1,875,324 shares of our common stock issuable upon the conversion of our Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), that became issuable as a result of the reduction of the conversion price of the Series A-1 Preferred Stock to $4.34 in connection with our 2024 restructuring transactions (the “2024 Restructuring”), which includes shares of our common stock that may become issuable upon the exercise of Class C Warrants which are not presently outstanding and into which shares of the Series A-1 Preferred Stock may be convertible in certain circumstances; and

(vi)	750,000 shares of our common stock issuable upon the exercise of Class C Warrants (the “Release Warrants”) issued to The Hewlett Fund LP in connection with the release of certain claims by The Hewlett Fund LP in connection with the 2024 Restructuring.

We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” We have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SMTK.” The last reported sale price for our common stock on the Nasdaq Capital Market on May 6, 2025 was $2.24 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2025

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation of Certain Information by Reference.”

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise stated or the context otherwise indicates, references to “SmartKem,” the “Company,” “we,” “our,” “us,” or similar terms refer to SmartKem, Inc. and its subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 5 of this prospectus and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are seeking to change the world of electronics with a new class of transistor developed using our proprietary advanced semiconductor materials that we believe has the potential to revolutionize the display industry. Our TRUFLEX® semiconductor polymers enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost, high-performance displays. Our semiconductor platform can be used in a range of display technologies including MicroLED, miniLED and AMOLED, as well as in applications in advanced chip packaging, sensors and logic.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and as a “smaller reporting company” under applicable SEC regulations. An emerging growth company and a smaller reporting company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including in the period reports incorporated by reference into this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

•	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including in the period reports incorporated by reference into this prospectus; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will cease to be an emerging growth company on the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to our initial registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non- convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We will continue to be a smaller reporting company as long as we have a public float (determined as of the end of our second fiscal quarter) of less than $250 million or have annual revenues of less than $100 million as of the last fiscal year for which we have audited financial statements and a public float of less than $700 million.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and in documents that are incorporated herein by reference and may elect to take advantage of other reduced reporting requirements in our future filings with the Securities and Exchange Commission (“SEC”). As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as Parasol Investments Corporation in the State of Delaware on May 13, 2020. SmartKem Limited was incorporated under the laws of England and Wales on July 21, 2008. On February 23, 2021, we completed an exchange with SmartKem Limited and the former shareholders of SmartKem Limited (the “Exchange”) pursuant to which substantially all of the equity interests in SmartKem Limited were exchanged for shares of our common stock, and SmartKem Limited became our wholly owned subsidiary. Immediately following the Exchange, the business of SmartKem Limited became our business and we changed our name to “SmartKem, Inc.” Prior to the Exchange, Parasol Investments Corporation was a “shell” company registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with no specific business plan or purpose until it began operating the business of SmartKem Limited following the closing of the Exchange.

Our principal executive offices are located at Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K. Our telephone number is 011-44-161-721-1514. Our website address is www.smartkem.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Common stock offered by the selling stockholders	6,402,818 shares.

Common stock outstanding as of March 21, 2025	3,620,217 shares

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered hereby by the Selling Stockholders.

Risk factors	Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

NASDAQ Symbol	SMTK

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

•	the implementation of our business model and strategic plans for our business, technologies and products;

•	the rate and degree of market acceptance of any of our products or organic semiconductor technology in

•	general, including changes due to the impact of (i) new semiconductor technologies, including MicroLED technology, (ii) the performance of organic semiconductor technology, whether perceived or actual, relative to competing semiconductor materials, and (iii) the performance of our products, whether perceived or actual, compared to competing silicon-based and other products;

•	the timing and success of our, and our customers’, product releases;

•	our ability to develop new products and technologies;

•	our ability to meet management goals;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our needs for additional financing;

•	our ability to obtain additional funds for our operations and our intended use of any such funds;

•	our ability to remain eligible on an over-the-counter quotation system;

•	our receipt and timing of any royalties, milestone payments or payments for products, under any current or future collaboration, license or other agreements or arrangements;

•	our ability to obtain and maintain intellectual property protection for our technologies and products and our ability to operate our business without infringing the intellectual property rights of others;

•	the strength and marketability of our intellectual property portfolio;

•	our dependence on current and future collaborators for developing, manufacturing or otherwise bringing our products to market;

•	the ability of our third-party supply and manufacturing partners to meet our current and future business needs;

•	our exposure to risks related to international operations;

•	our dependence on third-party fabrication facilities;

•	the impact of the COVID-19 pandemic and any future communicable disease outbreak on our business and operations;

•	our relationships with our executive officers, directors, and significant stockholders;

•	our expectations regarding our classification as a “smaller reporting company,” as defined under Exchange Act,” and an “emerging growth company” under the JOBS Act in future periods;

•	our future financial performance;

•	the competitive landscape of our industry; and

•	the impact of government regulation and developments relating to us, our competitors, or our industry.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

SHARES OFFERED HEREBY

Shares Offered Hereby

We are registering an aggregate of 6,402,818 shares of our common stock for sale or other disposition by the Selling Stockholders. The shares covered hereby consist of:

(i)	169,784 shares of our common stock issued in our private placement offering that closed on December 20, 2024 (the “PIPE”);

(ii)	930,215 shares of our common stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE;

(iii)	2,549,996 shares of our common stock issuable upon the exercise of Class D Common warrants (the “Class D Warrants”) issued in (x) the PIPE and (y) the registered direct offering and concurrent private placement that closed on December 20, 2024 (the “RD Offering” and together with the PIPE, the “Offerings”), including shares of our common stock issuable upon the exercise of pre-funded warrants into which the Class D Warrants are exercisable in certain circumstances;

(iv)	127,499 shares of our common stock issuable upon the exercise of warrants (the “Placement Agent Warrants”) issued to Craig-Hallum Capital Group LLC, our placement agent in connection with the Offerings;

(v)	1,875,324 shares of our common stock issuable upon the conversion of our Series A-1 Convertible Preferred Stock, Stated Value $10,000 per share (the “Series A-1 Preferred Stock”), that became issuable as a result of the reduction of the conversion price of the Series A-1 Preferred Stock to $4.34 in connection with our 2024 restructuring transactions (the “2024 Restructuring”), which includes shares of our common stock that may become issuable upon the exercise of Class C Warrants which are not presently outstanding into which shares of the Series A-1 Preferred Stock may be convertible in certain circumstances(1); and

(vi)	750,000 shares of our common stock issuable upon the exercise of Class C Warrants (the “Release Warrants”) issued to The Hewlett Fund LP in connection with the release of certain claims by The Hewlett Fund LP in connection with the 2024 Restructuring.

(1) The purchase price of the Series A-1 Preferred Stock was $1,000 per share.

For additional information on the transactions referenced above, please see “Additional Information” and “Incorporation of Certain Information by Reference.”

Registration Rights Agreement

In connection with the transactions referenced above, on December 18, 2024, we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we agreed to file one or more registration statements on Form S-1 covering the resale or other disposition of the shares of common stock covered hereby (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we agreed, among other things, to: (i) file the registration statement of which this prospectus forms a part no later than the earlier of (A) April 25, 2025 and (B) the 10th day after the filing of our Annual Report on Form 10-K for the year ended December 31, 2024; (ii) use our best efforts to cause any registration statement to be declared effective by the SEC as promptly as possible (the date on which the initial registration statement is declared effective by the SEC, the “Effective Date”); and (iii) use our best efforts to keep any such registration statement continuously effective until the date that all of the Registrable Securities covered by such registration statement (X) have been sold thereunder or pursuant to Rule 144, or (Y) may be sold without volume or manner-of-sale restrictions under Rule 144 and without the requirement that the Company be in compliance with the current public information requirement under Rule 144, subject to certain black-out rights. In the event that we fail to timely file a registration statement or comply with certain covenants in the Registration Rights Agreement, we will become subject to liquidated damages calculated as provided in the Registration Rights Agreement.

We have filed the registration statement of which this prospectus forms a part pursuant to the Registration Rights Agreement.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold or disposed of by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby.

SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the Selling Stockholders of up to 6,402,818 shares of our common stock. The common stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon the exercise or conversion of other securities. For additional information regarding the issuances of those shares of common stock and other securities, see “The Offerings.” We are registering the shares of common stock in order to permit the Selling Stockholders to resell or otherwise dispose of the shares from time to time. The Selling Stockholders or any persons (entities or natural persons) who have control over the Selling Stockholders, except as disclosed below, have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of our shares of common stock and securities exercisable or convertible into shares of common stock, as of March 21, 2025, assuming exercise or conversion of any securities exercisable for or convertible into shares of common stock held by the Selling Stockholders on that date, without regard to any limitations on exercises or conversions. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column lists the shares of common stock beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus. The fifth column represents the percentage of our issued and outstanding shares of common stock to be beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of March 21, 2025.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale or other disposition of the sum of (i) the number of shares of common stock issued to the Selling Stockholders in the transactions described above and (ii) the maximum number of shares of common stock issuable upon exercise or conversion of related securities, determined as if the outstanding securities were exercised or converted in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise or conversion of such securities.

Under the terms of certain securities held by the Selling Stockholders, a Selling Stockholder may not exercise or convert such securities to the extent such exercise or conversion would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination shares of common stock issuable upon exercise or conversion of such securities which have not been exercised or converted. The number of shares in the second and fourth columns do not reflect this limitation, but the percentages set forth in the fifth column give effect to such limitations. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (%) (1)
AIGH Investment Partners, LLC (2)	458,841	(3)	249,396	209,445	9.99
AIGH Investment Partners, LP (2)	3,133,090	(4)	1,972,889	1,160,201	9.99
WVP Emerging Manager Onshore Fund, LLC - AIGH Series (2)	1,052,794	(5)	679,215	373,579	9.99
The Hewlett Fund LP (6)	2,163,063	(7)	1,183,332	979,731	9.3
Lytton-Kambara Foundation (8)	811,668	(9)	499,999	311,669	3.2
Michael M. Kellen Descendants 2012 GST Trust (10)	333,332	(11)	166,666	166,666	1.7
Globis Capital Partners, L.P. (12)	307,153	(13)	166,666	140,487	1.4
Invicta Capital Management, LLC (14)	166,666	(15)	83,333	83,333	*
MYDA Advantage, LP (16)	666,666	(17)	333,333	333,333	3.4
Five Narrow Lane, LP (18)	742,339	(19)	429,449	312,890	3.1
Craig-Hallum Capital Group LLC (20)	127,499	(21)	127,499	-	-
Cavalry Fund I LP (22)	344,701	(23)	218,986	125,715	1.3
WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (24)	59,599	(25)	38,029	21,570	*
Walleye Opportunities Master Fund Ltd (26)	441,885	(27)	218,986	222,899	2.2
Jonathan Schechter	38,566	(28)	6,570	31,996	*
Joseph Reda	38,566	(29)	6,570	31,996	*
Jeffrey Berman	20,057	(30)	6,570	13,487	*
Michael Silverman	44,629	(31)	6,570	38,059	*
Dawson James Securities, Inc. (32)	19,650	(33)	4,380	15,270	*
Linda Mackay	4,877	(34)	2,190	2,687	*
Barbara J. Glenns	8,789	(35)	2,190	6,599	*

* Represents less than 1%

(1)	Percentage is based on 3,620,217 shares of common stock outstanding as of March 21, 2025.

(2)	Mr. Orin Hirschman is the managing member of AIGH Capital Management, LLC, a Maryland limited liability company (“AIGH CM”), which is an advisor or sub-advisor with respect to the securities held by AIGH Investment Partners, LP (“AIGH LP”), WVP Emerging Manager Onshore Fund, LLC — AIGH Series, and WVP Emerging Manager Onshore Fund, LLC — Optimized Equity Series, and president of AIGH Investment Partners, LLC (“AIGH LLC”). Mr. Hirschman has voting and investment control over the securities indirectly held by AIGH CM and directly by AIGH LP and AIGH LLC.

(3)	Includes (i) 66,667 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 66,667 shares of common stock issuable upon exercise of Class D Warrants, (iii) 122,120 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 3,500 shares of common stock and (iv) 199,887 shares of common stock issuable upon exercise of other warrants.

(4)	Includes (i) 615,263 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 615,263 shares of common stock issuable upon exercise of Class D Warrants, (iii) 781,106 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 95,980 shares of common stock and (iv) 1,025,478 shares of common stock issuable upon exercise of other warrants.

(5)	Includes (i) 169,784 shares of common stock issued in the PIPE, (ii) 48,286 shares of common stock issuable upon exercise of Pre-Funded Warrants, (iii) 218,070 shares of common stock issuable upon exercise of Class D Warrants, (iv) 255,761 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (v) 34,020 shares of common stock and (vi) 326,873 shares of common stock issuable upon exercise of other warrants.

(6)	Mr. Martin Chopp is the general partner of The Hewlett Fund LP and has voting and investment control over the securities held by The Hewlett Fund LP.

(7)	Includes (i) 116,666 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 316,666 shares of common stock issuable upon exercise of Class D Warrants, (iii) 750,000 Shares of common stock issuable upon exercise of the Release Warrants, (iv) 130,443 shares of common stock and (v) 649,288 shares of common stock issuable upon exercise of other warrants.

(8)	Mr. Laurence Lytton is the President of Lytton-Kambara Foundation and has voting and investment control over the securities held by Lytton-Kambara Foundation.

(9)	Includes (i) 83,333 shares of common stock issuable upon exercise of Pre-Funded Warrants, (ii) 416,666 shares of common stock issuable upon exercise of Class D Warrants and (iii) 311,669 shares of common stock.

(10)	Ms. Denise Kellen is the trustee of Michael M. Kellen Descendants 2012 GST Trust and has voting and investment control over the securities held by Michael M. Kellen Descendants 2012 GST Trust.

(11)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants and (ii) 166,666 shares of common stock.

(12)	Mr. Paul Packer is the Managing Member of Globis Capital Partners, L.P. and has voting and investment control over the securities held by Globis Capital Partners, L.P.

(13)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants and (ii) 140,487 shares of common stock.

(14)	Mr. Gregory A. Weaver is the President of Invicta Capital Management, LLC and has voting and investment control over the securities held by Invicta Capital Management, LLC.

(15)	Includes (i) 83,333 shares of common stock issuable upon exercise of Class D Warrants and (ii) 83,333 shares of common stock.

(16)	Mr. Jason Lieber is the managing member of MYDA Advisors LLC. MYDA Advisors LLC has voting and investment control over the securities held by MYDA Advantage, LP.

(17)	Includes (i) 333,333 shares of common stock issuable upon exercise of Class D Warrants and (ii) 333,333 shares of common stock.

(18)	Mr. Arie Rabinowitz is a managing member of Five Narrow Lane L.P. and has voting and investment control over the securities held by Five Narrow Lane L.P.

(19)	Includes (i) 166,666 shares of common stock issuable upon exercise of Class D Warrants, (ii) 276,498 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (iii) 162,032 shares of common stock and (iv) 137,143 shares of common stock issuable upon exercise of other warrants.

(20)

Steve Dyer is the Chief Executive Officer of Craig-Hallum Capital Group LLC and has voting and investment control over the securities held by Craig-Hallum Capital Group LLC. Craig-Hallum Capital Group LLC served as our placement agent in connection with the Offerings.

(21)	Includes 127,499 shares of common stock issuable upon exercise of the Placement Agent Warrants.

(22)	Cavalry Fund I GP LLC, the General Partner of Cavalry Fund I, LP, has discretionary authority to vote and dispose of the shares held by Cavalry Fund I, LP and may be deemed to be the beneficial owner of these shares. Thomas Walsh, in his capacity as CEO of Cavalry Fund I GP LLC, may also be deemed to have investment discretion and voting power over the shares held by Cavalry Fund I, LP. Cavalry Fund I GP LLC and Mr. Walsh each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(23)	Includes (i) 230,415 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 114,286 shares of common stock issuable upon exercise of other warrants.

(24)	WVP Management, LLC, the Managing Member of WVP Emerging Manager Onshore Fund LLC - Structured Small Cap Lending Series (“WVP”), has discretionary authority to vote and dispose of the shares held by WVP and may be deemed to be the beneficial owner of these shares. Cavalry Fund I Management LLC and Worth Venture Partners, LLC, in their capacity as advisors to WVP, may also be deemed to have investment discretion and voting power of the shares held by WVP. Thomas Walsh, in his capacity as General Partner, CEO, and CIO of Cavalry Fund I Management LLC, may also be deemed to have investment discretion and voting power over the shares held by WVP. Abby Flamholz, in her capacity as Managing Member of WVP Management, LLC and in her capacity as Managing Member of Worth Venture Partners, LLC, may also be deemed to have investment discretion and voting power of the shares held WVP. WVP Management, LLC, Cavalry Fund I Management LLC, Worth Venture Partners, LLC, Mr. Walsh and Ms. Flamholz each disclaim any beneficial ownership of these shares. The address of this Selling Stockholder is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

(25)	Includes (i) 40,014 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 19,585 shares of common stock issuable upon exercise of other warrants.

(26)	Mr. William England is the chief executive officer of the manager of Walleye Opportunities Master Fund Ltd and in such capacity has voting and investment control over the securities held by Walleye Opportunities Master Fund Ltd.

(27)	Includes (i) 230,415 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, (ii) 97,184 shares of common stock and (iii) 114,286 shares of common stock issuable upon exercise of other warrants.

(28)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 31,653 shares of common stock issuable upon exercise of other warrants.

(29)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 31,653 shares of common stock issuable upon exercise of other warrants.

(30)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 13,144 shares of common stock issuable upon exercise of other warrants.

(31)	Includes (i) 6,913 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 37,716 shares of common stock issuable upon exercise of other warrants.

(32)	Mr. Richard Aulidino is the president of Dawson James Securities, Inc. and has voting and investment control over the securities held by Dawson James Securities, Inc. of Dawson James Securities, Inc. served as the placement agent in connection with our private placement offering that closed in June of 2023.

(33)	Includes (i) 4,609 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 15,041 shares of common stock issuable upon exercise of other warrants.

(34)	Includes (i) 2,305 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 2,572 shares of common stock issuable upon exercise of other warrants.

(35)	Includes (i) 2,305 shares of common stock issuable upon conversion of Series A-1 Preferred Stock and (ii) 6,484 shares of common stock issuable upon exercise of other warrants.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the shares of common stock covered hereby and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on the principal trading market or any other stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares of our common stock covered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares of common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the shares of common stock covered hereby under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the shares of common stock covered hereby or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver shares of common stock covered hereby to close out their short positions, or loan or pledge shares of common stock covered hereby to broker-dealers that in turn may sell the shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock covered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock covered hereby.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock covered hereby. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares of common stock covered hereby may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares of common stock covered hereby have been sold pursuant to the registration statement of which this prospectus forms a part or Rule 144 under the Securities Act or any other rule of similar effect. The shares of common stock covered hereby will be resold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock covered hereby may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

For a description of our capital stock, including our common stock and Series A-1 Preferred Stock, and the material terms of our amended and restated certificate of incorporation and our amended and restated bylaws see our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC and Exhibit 4.4 thereto, entitled Description of Securities, which are incorporated by reference in the registration statement of which this prospectus forms a part. See “Incorporation of Certain Information by Reference.”

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended, incorporated by reference herein have been so incorporated in reliance on the report of Marcum, LLP, an independent registered public accounting firm  (which report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), appearing in our annual report on Form 10-K for the year ended December 31, 2024, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.smartkem.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025;

•	our Current Reports on Form 8-K filed with the Commission on January 8, 2025, January 14, 2025, March 4, 2025, March 10, 2025, March 24, 2025, April 4, 2025 and April 22, 2025 (other than any portions thereof deemed furnished and not filed);

•	our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2025; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 30, 2024 as updated by the Description of Securities set forth on Exhibit 4.4 to our Annual Report on Form 10-K filed with the Commission on March 31, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to SmartKem, Inc., Attn: Chief Financial Officer, Manchester Technology Center, Hexagon Tower, Delaunays Road, Blackley Manchester, M9 8GQ U.K.. You may also direct any requests for documents to us by telephone at 011-44-161-721-1514.

6,402,818 Shares of Common Stock

PROSPECTUS

May 7, 2025